BNY | INVESTMENTS

BNY Mellon Strategic Municipal Bond Fund, Inc. (NYSE: DSM)

PROTECT YOUR FUND

VOTE ON THE WHITE PROXY CARD – **FOR** THE BOARD-RECOMMENDED NOMINEES

You will have received your proxy statement and white card for your Fund's Annual Meeting of Stockholders, scheduled to be held on Thursday, June 11, 2026, at 2:45 p.m., Eastern time.

This year's meeting may be different from prior meetings. An activist investor, Saba Capital Management, has nominated an individual to the Fund's Board who could imperil your Fund's ability to deliver the consistent income you count on.

Your qualified, elected Directors will seek to protect your long-term investment and continue to help you meet your financial goals, as they have for more than 35 years.

On the WHITE proxy card, you will see one proposal. Your Board recommends voting:

✓ **FOR** your qualified, elected Board members:

Roslyn M. Watson, Joan L. Gulley and Burton N. Wallack

IMPORTANT: PLEASE DISCARD ANY GOLD PROXY CARD YOU RECEIVE FROM SABA

DON'T WAIT TO PROTECT YOUR INVESTMENT
VOTE today FOR the Board Nominees on the WHITE proxy card